Exhibit 8.1

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
T +1 202 637 5600
F +1 202 637 5910
www.hoganlovells.com

November 8, 2022

Board of Directors

Orthofix Medical Inc.

3451 Plano Parkway

Lewisville, Texas 75056

Ladies and Gentlemen:

We have acted as counsel to Orthofix Medical, Inc., a Delaware corporation (“Orthofix”), in connection with (i) the preparation and execution of the Agreement and Plan of Merger, dated as of October 10, 2022 (the “Agreement”), by and among Orthofix, Orca Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Orthofix (“Merger Sub”), and SeaSpine Holdings Corporation, a Delaware corporation (“SeaSpine”), pursuant to which Merger Sub shall be merged with and into SeaSpine with SeaSpine as the surviving corporation (the “Merger”), and (ii) the preparation and filing of the joint proxy statement/prospectus on Form S-4 (the “Registration Statement”) with respect to the common stock of Orthofix to be issued to SeaSpine stockholders in exchange for their common stock of SeaSpine. In connection with the filing of the Registration Statement, we have been asked to provide you this opinion letter, which will be filed as an exhibit to the Registration Statement. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis of our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger and all related transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement and will be effective under, and in conformity with, applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions, and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Orthofix, Merger Sub and SeaSpine in the Agreement and the Registration Statement; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by Orthofix, Merger Sub and SeaSpine on the date hereof (the

November 8, 2022

“Representation Letters”); and (iv) that any such statements, representations or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification. We have further assumed that, with respect to any representation or statement contained in the Registration Statement or Representation Letters regarding any person’s plan or intention, the facts will be consistent with such person’s plan or intention.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service or, if challenged, by a court. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion has been prepared for your use in connection with the filing of the Registration Statement, and speaks as of the date hereof. We assume no obligation by reason of this opinion or otherwise to advise you of any changes in our opinion subsequent to the effective date of the Registration Statement. Except as provided in the last paragraph, this opinion may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Hogan Lovells US LLP under the captions “Legal Matters” and “Material U.S. Federal Income Tax Consequences of the Merger.” In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP